Exhibit 5.1

August 5, 2024

California Resources Corporation

1 World Trade Center, Suite 1500

Long Beach, California 90831

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for California Resources Corporation, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the selling security holders identified in the Registration Statement of up to 21,315,707 shares of common stock, par value $0.01 per share, of the Company (the “Selling Stockholder Shares”) . We have also participated in the preparation of a prospectus relating to the Selling Stockholder Shares (the “Prospectus”), which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinion expressed herein, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to the date hereof, (ii) the Registration Statement, (iii) the Prospectus, and (iv) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws, and (v) the Selling Stockholder Shares will be sold in the manner specified in the Registration Statement and the Prospectus.

Vinson & Elkins LLP Attorneys at Law	Texas Tower, 845 Texas Avenue, Suite 4700
Austin Dallas Dubai Houston London Los Angeles	Houston, TX 77002
New York Richmond San Francisco Tokyo Washington	Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

August 5, 2024 Page 2

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Selling Stockholder Shares have been legally issued and are fully paid and nonassessable.

We express no opinion concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Vinson & Elkins L.L.P. Vinson & Elkins L.L.P.